EXHIBIT A

Fund/Account Name	Bank Account #	OFI Product #
OFI Liquid Assets Fund, LLC	203446	1068
Oppenheimer AMT-Free Municipals	347080	310
Oppenheimer AMT-Free New York Municipals	847141	360
Oppenheimer California Municipal Fund	845767	790
Oppenheimer Cash Reserves	845764	760
Oppenheimer Institutional Money Market Fund	851897	647
Oppenheimer Institutional Treasury Money Market Fund	204161	1347
Oppenheimer International Diversified Fund	851564	195
Oppenheimer Limited Term California Muni Fund	850947	801
Oppenheimer Limited Term Municipal Fund	846078	860
Oppenheimer Limited Term New York Municipal Fund	847622	355
Oppenheimer Limited-Term Government Fund	846077	855
Oppenheimer Master Inflation Protected Securities Fund, LLC	205598	2000
Oppenheimer Money Market Fund, Inc.	345246	200
Oppenheimer New Jersey Municipal Fund	847331	395
Oppenheimer Pennsylvania Municipal Fund	845861	740
Oppenheimer Portfolio Series – Active Allocation Fund	851350 205091 205092 205093 205094 205639 205640 205641 205642 205643 205644 205645 205646 205647 205648	550
Oppenheimer Portfolio Series – Conservative Investor Fund	851347	540
Oppenheimer Portfolio Series – Equity Investor Fund	851349	555
Oppenheimer Portfolio Series – Fixed Income Active Allocation Fund	202095	404
Oppenheimer Portfolio Series – Moderate Investor Fund	851348	545
Oppenheimer Rochester Arizona Municipal Fund	851884	582
Oppenheimer Rochester Short Term Municipal Fund	202270	621
Oppenheimer Rochester Fund Municipals	847621	365
Oppenheimer Rochester Intermediate Municipal Fund	202186	636
Oppenheimer Rochester Maryland Municipal Fund	851882	567
Oppenheimer Rochester Massachusetts Municipal Fund	851870	579
Oppenheimer Rochester Michigan Municipal Fund	851869	573
Oppenheimer Rochester Minnesota Municipal Fund	851880	585
Oppenheimer Rochester North Carolina Municipal Fund	851860	655
Oppenheimer Rochester Ohio Municipal Fund	851866	570
Oppenheimer Rochester Virginia Municipal Fund	851875	576
Oppenheimer Transition 2010 Fund	851923	465
Oppenheimer Transition 2015 Fund	851925	471
Oppenheimer Transition 2020 Fund	851927	665
Oppenheimer Transition 2025 Fund	202801	694
Oppenheimer Transition 2030 Fund	851929	682
Oppenheimer Transition 2040 Fund	202802	716
Oppenheimer Transition 2050 Fund	202803	868
Oppenheimer U.S. Government Trust	847143	220
Rochester National Municipals	847279	795
OTC Money Market Fund	849525
Legacy PIF Growth & Income A	849738	457
Legacy PIF Growth & Income B	849739	458
Legacy PIF Growth & Income C	849740	459
Legacy PIF Income A	849735	454
Legacy PIF Income B	849736	455
Legacy PIF Income C	849737	456
Legacy Program/ Aggressive Growth	849731	354
Legacy Program/Growth Pool	849393	351
Legacy Program/Bond Pool	849394	352
Legacy Program/Money Pool	849396	353
Legacy Moderate Income A	849732	451
Legacy Moderate Income C	849734	453

529 Accounts of The Education Trust of New Mexico:
The Education Plan - Index Custom Choice Portfolios
Aggressive Index Portfolio	205236	1319
Conservative Index Portfolio	205239	1322
Moderate Index Portfolio	205238	1321
Moderately Aggressive Index Portfolio	205237	1320
School Years Index Portfolio	205241	1324
Ultra Conservative Index Portfolio	205240	1323
The Education Plan - Custom Choice Portfolios
Conservative Portfolio	851319	1334
Aggressive Portfolio	851316	1331
Moderate Portfolio	851318	1333
Moderately Aggressive Portfolio	851317	1332
School Years Portfolio	851320	1335
Short Term Yields Portfolio	851321	1343
Ultra Conservative Portfolio	851322	1344

The Education Plan - Index Age Based Portfolios
Newborn to Age 5 Years Index	205229	1302
Ages 6-8 Years Index	205230	1303
Ages 9-11 Years Index	205231	1304
Ages 12-14 Years Index	205232	1305
Ages 15-17 Years Index	205233	1306
Ages 18 Years and Over Index	205234	1307
The Education Plan - Age Based Portfolios
Newborn to Age 5 Years	202083	1090
Ages 6-8 Years	202084	1093
Ages 9-11 Years	202085	1096
Ages 12-14 Years	202086	1099
Ages 15-17 Years	202087	1102
Ages 18 and Over	202088	1105
Scholar’sEdge – Custom Choice Portfolios
Aggressive Portfolio	851301	1181
Conservative Portfolio	851304	1184
Diversified Income Portfolio	851308	1291
International Equity Portfolio	851309	1180
Intermediate-Term Bond Portfolio	851310	1189
Large Cap Core Portfolio	851311	1187
Large Cap Value Portfolio	851313	1188
Moderate Portfolio	851303	1183
Moderately Aggressive Portfolio	851302	1182
Large Cap Growth Portfolio	851314	1168
School Years Portfolio	851305	1185
Short Term Yield Portfolio	851306	1178
Small- & Mid-Cap Portfolio	851315	1179
Ultra Conservative Portfolio	851307	1591
Capital Preservation Portfolio	203134	1914
Scholar’sEdge – Age Based Portfolios
Newborn to Age 5 Years Portfolio	202003	1091
Ages 6-8 Years Portfolio	202004	1094
Ages 9-11 Years Portfolio	202005	1097
Ages 12-14 Years Portfolio	202006	1100
Ages 15-17 Years Portfolio	202007	1103
Ages 18 Years and Over Portfolio	202008	1106
SMA Portfolios
AIM Mid Cap Core Equity	205014	1165
American Century Diversified Bond Portfolio	204205	1157
Dreyfus Bond Index Portfolio	204215	1158
New Mexico Dreyfus S&P 500 Index Fund	205235	1308

This Exhibit A dated as of  December 9, 2010, as may be further amended from time to time, amends the Global Custodial Services Agreement dated as of May 3, 2001, between OppenheimerFunds, Inc. on behalf of the Clients identified herein and Citibank, N.A.

Citibank, N.A.	OppenheimerFunds, Inc.

By: /s/Peter Verduin	By: /s/Brian Petersen

Name: Managing Director	Name: Brian Petersen

Title: Citibank	Title: Vice President